NOTARIAL CERTIFICATE OF TRUE COPY

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| CANADA<br>Province of Ontario | } | **NOTARIAL CERTIFICATE** |

**I, RICHARD L. HAMMOND**

a Notary Public, in and for the Province of Ontario, by Royal Authority duly appointed, residing at the City of Toronto, in said Province

**Do Certify and Attest** that the paper-writing hereto annexed is a true copy and purporting to be the:

**SECTION 16 POWER OF ATTORNEY OF ALEX FLESIAS**
**DATED FEBRUARY 11TH, 2021**

the said copy having been compared by me with the said original document, an act whereof being requested I have granted under my Notarial Form and Seal of Office to serve and avail as occasion shall or may require.

**In Testimony Whereof** I have hereto subscribed my name and affixed my Notarial Seal of Office at VAUGHAN, Ontario

this **11th** day of **February, 2021**.

Notarial Seal

*/s/ Robert L. Hammond*

A Notary Public for the Province of Ontario

**SECTION 16**
**POWER OF ATTORNEY**

I, Alex Flesias, do hereby constitute and appoint Chris David my true and lawful attorney-in-fact, whom acting singly is hereby authorized, for me and in my name and on my behalf as a director, officer and/or shareholder of Novo Integrated Sciences, Inc., to (i) prepare, execute in my name and on my behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC") a Form ID, including any necessary amendments thereto, and any other documents necessary or appropriate to obtain or update codes and passwords enabling me to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 or any rule or regulation of the SEC in respect thereof; and (ii) prepare, execute and file any and all forms, instruments or documents, including any necessary amendments thereto, as such attorneys or attorney deems necessary or advisable to enable me to comply with Section 16 of the Securities Exchange Act of 1934 or any rule or regulation of the SEC in respect thereof (collectively, "Section 16").

I do hereby ratify and confirm all acts my said attorney shall do or cause to be done by virtue hereof. I acknowledge that the foregoing attorney-in-fact, serving in such capacity at my request, are not assuming, nor is Novo Integrated Sciences, Inc. assuming, any of my responsibilities to comply with Section 16.

This power of attorney shall remain in full force and effect until it is revoked by the undersigned in a signed writing delivered to each such attorney-in-fact or the undersigned is no longer required to comply with Section 16, whichever occurs first.

WITNESS the execution hereof this 11th day of February, 2021.

/s/ Alex Flesias
Alex Flesias